MOORE & ASSOCIATES, CHARTERED
        ACCOUNTANTS AND ADVISORS
                            PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of General Metals Corporation, of our report dated June 4, 2007, with respect to the financial statements of General Metals Corporation included in its annual reports on Form 10-KSB for the year ended April 30, 2007 and April 30, 2006 filed with the Securities and Exchange Commission.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
June 9, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501